Exhibit 99.1




INVESTOR CONTACT:                                         DOW JONES & COMPANY
Mark Donohue                                              200 Liberty Street
Director, Investor Relations                              New York, NY 10281
(609) 520-5660

MEDIA CONTACT:
Amy Wolfcale
Vice President, Corporate Communications
(212) 416-3213



       DOW JONES APPOINTS RICHARD F. ZANNINO CHIEF EXECUTIVE OFFICER


     NEW YORK (JANUARY 3, 2006)--Dow Jones & Company (NYSE: DJ) today announced that its board of directors has named Richard F. Zannino, 47, chief executive officer effective February 1, 2006, and has elected Mr. Zannino to the Company's board effective that date.

     Mr. Zannino currently is executive vice president and chief operating officer. As chief executive officer, he will oversee all the Company's business units and staff departments and will report to the Dow Jones board of directors.

     Peter R. Kann, 63, the Company's chairman and chief executive officer since 1991, will continue as chairman until the annual meeting in 2007, the year in which he reaches the Company's mandatory retirement age of 65.

     Dow Jones also announced that on the basis of improved results at The Wall Street Journal and in its electronic publishing businesses, it now expects to exceed prior fourth quarter 2005 earnings guidance when it announces earnings on January 26. The company now expects to report fourth quarter earnings before special items (after about 6 cents per share of dilution from Weekend Edition) to be around 40 cents per share, as compared to prior guidance in the low to mid 30 cents per share range. Based on currently anticipated special items in the fourth quarter of 2005, the Company expects reported earnings per share to be in the high 40 cents per share range, compared with 43 cents per share in the fourth quarter of 2004.

     Mr. Kann, speaking for the Dow Jones board, said: "The appointment of Rich Zannino to chief executive officer reflects his exceptional strategic and operational accomplishments at the Company over the past five years, as well as his commitment to the Dow Jones core values of quality, integrity and independence. We are confident that he will lead the Company to great success for shareholders, customers and employees in the years to come. On behalf of my fellow directors, I extend to Rich our congratulations, best wishes, and full support."

     Commenting on his appointment, Mr. Zannino said: "As a devoted long-time user of the Company's products and ardent believer in our journalistic mission and core values, I'm honored and excited by this appointment and look forward to serving our shareholders, readers, other customers, and employees as chief executive officer. Although I'm not a journalist, I strongly believe that, for Dow Jones, journalistic excellence and business performance are mutually reinforcing -- and I am deeply committed to both. I especially want our employees to know how much I value their commitment, contribution, teamwork, and passion for what we stand for -- all are essential to our future success."

     "I look forward to working together with the board of directors, my fellow executives, and the many other outstanding people of Dow Jones as we strive to fulfill our goal of providing the world's most vital news, information and insight in any form, time or place to generate the most value for our customers and produce above-market shareholder returns."

     Dow Jones also announced that Karen Elliott House, 58, senior vice president of Dow Jones and publisher of The Wall Street Journal, will be retiring from the Company by mutual agreement after a distinguished 32-year career. She will stay on to work with Mr. Zannino in her current role for a couple of transition months. "Karen House has done an outstanding job in many news and business roles over her long and distinguished career, from Pulitzer Prize winning reporter to publisher of The Wall Street Journal. Her steadfast leadership during these past few years of significant change in the publishing business, including the very successful launch of the Journal's Weekend Edition, is greatly appreciated. We wish her all the best," said Mr. Zannino.

     Mr. Zannino joined Dow Jones in February 2001 as executive vice president and chief financial officer and was named chief operating officer in July 2002. As chief operating officer, all operating units and most staff departments report to Mr. Zannino. He is a member of the Company's executive and operating committees. During his tenure, Mr. Zannino has worked closely with Mr. Kann and other executives to enhance the quality and value of the Company's offerings, lead significant change in the face of rapid transformation of the publishing business, and position the Company for long-term growth in value for shareholders, customers and employees.

     Before joining Dow Jones, Mr. Zannino gained extensive experience in strategy, business development, finance, customer value-creation, operations and international business in several companies and industries. For nearly 20 years, he held senior finance, strategy and operating positions at Liz Claiborne Inc., General Signal Corporation, Saks Holdings, Inc., and Peter Kiewit Sons', Inc. He holds an undergraduate degree in economics and finance from Bentley College and an MBA degree from Pace University.

     Dow Jones & Company (NYSE: DJ; dowjones.com) publishes The Wall Street Journal and its international and online editions, Barron's and the Far Eastern Economic Review, Dow Jones Newswires, Dow Jones Indexes, MarketWatch and the Ottaway group of community media franchises. Dow Jones is co-owner with Reuters Group of Factiva and with Hearst of SmartMoney. Dow Jones also provides news content to CNBC and radio stations in the U.S.


Information Relating To Forward-Looking Statements; Non-GAAP Reconciliation:

This press release contains forward-looking statements, such as those including the words "believe," "expect," "intend," "estimate," "anticipate," "will," "outlook," "guidance," "forecast" and similar expressions, that involve risks and uncertainties that could cause actual results to differ materially from those anticipated including: the cyclical nature of the Company's business and the strong, negative impact of economic downturns on advertising revenues, particularly in the Company's core advertising market-B2B advertising; the risk that inconsistent trends across major advertising categories, such as technology and finance, will continue and that B2B advertising levels, particularly in technology and finance, may or may not return to historical levels; the Company's ability to expand and diversify the Journal's market segment focus beyond finance and technology; the Company's ability to limit and manage expense growth, especially in light of its prior cost cutting and its growth initiatives such as the new Weekend Edition; intense competition for ad revenues and readers the Company's products and services face; the impact on the future circulation of the Journal and community newspapers that may be caused by the declining frequency of regular newspaper buying by young people; with respect to our new Weekend Edition, the risks that it may not generate anticipated advertising revenues, resulting in greater losses than expected in its first two years of operation, and that it may draw advertising away from the Company's other consumer advertising sections; with respect to Newswires and other subscription-based products and services, the negative impact of business consolidations and layoffs in the financial services industry on sales; the uncertainties relating to the Company's guarantee to Cantor Fitzgerald Securities and Market Data Corporation; and such other risk factors as may be included from time to time in the Company's reports filed with the Securities and Exchange Commission and posted in the Investor Relations section of the Company's web site (www.dowjones.com). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have attached to this press release a reconciliation of those measures to the most directly comparable GAAP measures.


RECONCILIATION OF FOURTH QUARTER 2005 EARNINGS OUTLOOK:

                                                       QUARTERS ENDED DECEMBER 31
                                                  -------------------------------------
                                                   2005 GUIDANCE           2004 ACTUAL
                                                  ----------------         ------------
                                                  High 40 cents per
REPORTED EARNINGS PER SHARE                            share range         $       .43

Adjusted to remove:
  Restructuring charges                                                           (.05)
  Special charge at an equity investment                     (.01)
  Contract guarantee                                         (.01)                (.02)
  Certain income tax matters                                  .11                  .07
                                                  ----------------         ------------
EPS BEFORE SPECIAL ITEMS                           Around 40 cents         $
                                                       per share *                 .43
                                                                           ============


*Based on special items currently anticipated.
